Exhibit 99.1

Tecnoglass Adjusts Full Year 2026 Guidance Following Recent U.S. Aluminum Tariff Update

- First quarter performance was in line with expectations, marked by strong demand and record backlog, supporting a reaffirmation of strong double-digit revenue growth expectations for full year 2026 -

- Revises full year 2026 Adjusted EBITDA guidance to reflect newly implemented 10% U.S. tariff on finished aluminum window imports -

- Price and cost actions combined with operational efficiencies expected to partially offset the tariff impact in 2026 and fully neutralize the impact in full year 2027 -

Miami, FL – April 09, 2026 – Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading producer of high-end aluminum and vinyl windows and architectural glass for the global residential and commercial end markets, today provided an update to its full year 2026 outlook.

The Company’s first quarter performance was in line with its expectations to start the year, supported by continued strength in order activity and a record backlog that provides strong visibility in 2026.

Subsequent to the first quarter, on April 2, 2026, the White House issued updates to U.S. trade policy, including changes to Section 232 metals tariffs on steel, aluminum, and copper imports, and the expanded applicability of those tariffs to finished goods and certain derivative products containing those metals.

The recent updates to tariffs on certain aluminum-containing products and derivatives, introduce an incremental cost to Tecnoglass and other aluminum window exporters into the U.S., associated with a 10% tariff on finished aluminum window products imported into the U.S. This development was not contemplated in the Company’s original guidance for full year 2026 provided February 26, 2026.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “We are executing at a high level to start 2026, with first quarter performance in line with our expectations and continued strength across our residential and commercial platforms. Our record backlog and strong order activity provide excellent visibility, and we continue to gain market share supported by our differentiated vertically integrated model and industry-leading cost structure. The developments in U.S. trade policy applicable to aluminum-containing imports do not reflect any change in our competitive positioning or underlying demand environment. We have proactively restructured our supply chain over the past several years to significantly reduce raw material tariff exposure, and our platform remains advantaged within our industry.”

Tecnoglass is updating its full year 2026 Adjusted EBITDA guidance to be in the range of $225 million to $245 million. The updated Adjusted EBITDA guidance reflects an incremental $50 million net impact, when compared to the midpoint of the Company’s previously provided guidance range, associated with the recently announced 10% tariffs on certain finished aluminum windows and products imported into the U.S. The net impact incorporates pricing actions with an effective date starting on orders in early May, which are expected to benefit results in the second half of the year. Additionally, the Company is implementing additional operational efficiencies related to logistical improvements, increased automation, and headcount rationalizations to help further offset the impact of tariffs.  The updated Adjusted EBITDA guidance also incorporates the potential impact of sustained elevated aluminum prices in the second half of 2026. All other assumptions underlying the Company’s prior outlook remain unchanged.

Santiago Giraldo, Chief Financial Officer of Tecnoglass, added, “The change to our full year 2026 Adjusted EBITDA expectations is entirely a result of the revised U.S. tariff framework, which was not contemplated in our original guidance. We have already announced pricing actions that will start with orders in early May, and we are advancing additional efficiency initiatives, including automation and logistics optimization, to further mitigate the anticipated net impact of tariffs disclosed today. These actions, combined with our strong margin profile and disciplined cost management, position us to partially offset the tariff impact as we move through the year and fully neutralize it in 2027. Our updated outlook reflects this discrete policy-driven headwind and does not change our confidence in the trajectory of the business. We remain well positioned to drive growth, expand margins over time, and continue delivering industry-leading financial performance.”

The Company will provide a more comprehensive update, including any additional details, in connection with its first quarter results and full year guidance in early May.

About Tecnoglass

Tecnoglass Inc. is a leading producer of high-end aluminum and vinyl windows and architectural glass serving the multi-family, single-family, and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 5.8 million square foot, vertically integrated, and state-of-the-art manufacturing complex provide efficient access to nearly 1,000 customers in North, Central and South America, with the United States accounting for 95% of total revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP performance measure. Management believes Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Company’s results because it excludes certain items that are not directly related to the Company’s core operating performance. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. Items excluded to arrive at forward-looking non-GAAP measures may have a significant, and potentially unpredictable, impact on our future GAAP results.

Investor Relations:

Santiago Giraldo / CFO

305-503-9062

investorrelations@tecnoglass.com